UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

OPTEX SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143215	333-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01              Other Items

On June 28, 2010, the Company received a $2.5 million purchase order under an existing contract between it and TACOM-Warren.  The purchase order, attached hereto as exhibit 10.22, calls for the delivery of M137 panoramic telescopes,  scheduled to begin in January 2011 and to continue through August 2011.  Also attached, as Exhibit 99.1, is a press release with respect to the foregoing.

Item 9.01.  Exhibits:

10.22	Purchase Order dated June 28, 2010 with TACOM-Warren.
99.1	Press Release dated June 30, 2010

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Stanley A. Hirschman
Stanley A. Hirschman
Title:	President

Date: July 2, 2010

EXHIBIT INDEX

10.22	Purchase Order dated June 28, 2010 with TACOM-Warren.
99.1	Press Release dated June 30, 2010